Exhibit 99.1

First Quarter 2013
Earnings Release
and Supplemental Information

ACC Campus
Ashburn, VA

DuPont Fabros Technology, Inc. 1212 New York Avenue, NW Suite 900 Washington, D.C. 20005 (202) 728-0044 www.dft.com NYSE: DFT	Investor Relations Contacts: Mr. Mark L. Wetzel EVP, CFO & Treasurer mwetzel@dft.com (202) 728-0033	Mr. Christopher A. Warnke Manager, Investor Relations investorrelations@dft.com (202) 478-2330

First Quarter 2013 Results

Table of Contents
Earnings Release	1-4
Consolidated Statements of Operations	5
Reconciliations of Net Income to Funds From Operations and Adjusted Funds From Operations	6
Consolidated Balance Sheets	7
Consolidated Statements of Cash Flows	8
Operating Properties	9
Lease Expirations	10
Development Projects	11
Debt Summary and Debt Maturity	12
Selected Unsecured Debt Metrics and Capital Structure	13
Common Share and Operating Partnership Unit Weighted Average Amounts Outstanding	14
2013 Guidance	15

Note: This press release supplement contains certain non-GAAP financial measures that management believes are helpful in understanding the company's business, as further discussed within this press release supplement. These financial measures, which include Funds From Operations, Adjusted Funds From Operations, Funds From Operations per share and Adjusted Funds From Operations per share, should not be considered as an alternative to net income, earnings per share or any other GAAP measurement of performance or as an alternative to cash flows from operating, investing or financing activities. Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity. Information included in this supplemental package is unaudited.

NEWS

DUPONT FABROS TECHNOLOGY, INC. REPORTS FIRST QUARTER 2013 RESULTS
Revenues up 12%
Adjusted Funds from Operations per share up 23%
Second Quarter Dividend increased by 25%

WASHINGTON, DC, -- May 7, 2013 - DuPont Fabros Technology, Inc. (NYSE: DFT) today reported results for the quarter ended March 31, 2013. All per share results are reported on a fully diluted basis.
Highlights

•	As of March 31, 2013, the company's overall operating portfolio was 90% leased with the stabilized portfolio at 90% leased and the non-stabilized portfolio at 93% leased.

•	Quarterly Highlights:

•	Reported Funds from Operations (“FFO”) of $0.40 per share representing an 18% increase over the prior year quarter.

•	Reported Adjusted FFO per share of $0.38 representing a 23% increase over the prior year quarter.

•	Increased midpoint of 2013 FFO per share guidance by $0.04.

•	Placed in service ACC6 Phase II in Ashburn, Virginia, comprising 13.0 megawatts (“MW”) of critical load, 100% leased.

•	Signed one lease totaling 2.28 MW and 11,000 raised square feet.

•	Commenced six leases totaling 15.82 MW and 82,598 raised square feet.

•	Increased second quarter 2013 common stock dividend 25% to $0.25 per share.

•	Repurchased 1.6 million shares of common stock for $38 million.

•	Obtained a new $115 million five year secured loan and paid off $138.3 million secured loan.
Subsequent to the First Quarter:

•	Signed one lease totaling 1.73 MW and 10,151 raised square feet at CH1 which is now 100% leased and commenced.

•	Commenced development of ACC7 Phase I (11.89 MW) with expected completion in the second quarter of 2014. ACC7 is expected to be built in four phases totaling 41.60 MW available for use by tenants.

Hossein Fateh, President and Chief Executive Officer, said, “DFT's plan is to lease our remaining wholesale data center capacity and to develop new capacity in existing locations. Substantial progress has been achieved on each front. We have leased all remaining capacity in Chicago and broken ground on ACC7 on our high-demand Ashburn, Virginia campus. Our refinancing activity in the quarter reduced our overall cost of capital and improved our debt maturity schedule. This focused activity and confidence in leasing supports our board's decision to increase our common stock dividend by 25%.”
First Quarter 2013 Results
For the quarter ended March 31, 2013, the company reported earnings of $0.12 per share compared to $0.08 per share for the first quarter of 2012. Revenues increased 12%, or $9.4 million, to $87.8 million for the first quarter of 2013 over the first quarter of 2012. The increase in revenues is primarily due to new leases commencing.

FFO for the quarter ended March 31, 2013 was $0.40 per share which includes a $0.02 per share charge related to the payoff of a secured loan, compared to $0.34 per share for the first quarter of 2012. The increase of $0.06 per share from the prior year quarter is primarily due to:

•	A positive impact of $0.09 per share from higher operating income excluding depreciation.

•	A negative impact of $0.02 per share due to the one-time write-off of deferred financing costs related to the secured loan payoff.

•	A negative impact of $0.01 per share from higher interest expense primarily due to lower capitalized interest.
Portfolio Update
During the first quarter 2013, the company signed one lease at SC1 with a lease term of 5.3 years totaling 2.28 MW and 11,000 raised square feet. This leased commenced in the second quarter and SC1 is 88% leased as of March 31, 2013.

Subsequent to the first quarter, the company signed one lease at CH1 with a weighted average lease term of 5.1 years totaling 1.73 MW and 10,151 raised square feet. A portion of the lease commenced in the second quarter and the other portion is a replacement for the 0.43 MW expiring on December 31, 2013 and is expected to commence in the first quarter of 2014.
Year to Date, the company:

•
Signed two leases with a weighted average lease term of 5.2 years totaling 4.01 MW and 21,151 raised square feet that are expected to generate approximately $3.9 million of annualized GAAP base rent revenue.

•	Commenced eight leases totaling 20.69 MW and 110,716 raised square feet.
Development Update
In May 2013, the company executed an agreement with its general contractor to build the entire shell and underground conduit at ACC7 (41.60 MW of critical load) and to fully develop the first phase of ACC7 (11.89 MW of critical load) at an estimated out of pocket cost of $155 million to $160 million. The total cost of the entire ACC7 data center is expected to range from $7.0 million per MW to $7.9 million per MW, excluding capitalized interest. Hossein Fateh commented, “ACC7 will be the first data center built using DFT's new, highly efficient design. With expected Power Usage Efficiency (“PUE”) of 1.2, customers will experienced reduced energy costs and the new design is also expected to lower operating costs. With our ability to build in modular units as small as 5.9 MW of critical load, DFT can deliver on a just-in-time basis, reducing the risk of speculative development.”

Balance Sheet and Liquidity
The company announced in November a twelve-month common stock repurchase program of up to $80 million. In the first quarter of 2013, the company repurchased $37.8 million or 1,623,673 shares of common stock at an average price of $23.12 per share.
On March 27, 2013, the company closed a new loan secured by its ACC3 data center totaling $115 million, and used the proceeds from this loan along with cash on hand to pay off the ACC5 loan of $138.3 million which was due to mature in December 2014. The ACC3 loan matures in March 2018 and has a lower interest rate, LIBOR plus 1.85%, than the ACC5 loan, LIBOR plus 3.00%.
As of March 31, 2013, the company had $18 million of cash available on its balance sheet and $165 million of available capacity under its revolving credit facility.
Common Dividend
The company's Board of Directors increased the quarterly common dividend in the second quarter of 2013 by 25% to $0.25 per share, an annualized rate of $1.00 per share. This is a yield of 3.9% based on the May 6, 2013 stock closing price.
Second Quarter and Full Year 2013 Guidance
The company has established an FFO guidance range of $0.45 to $0.47 per share for the second quarter of 2013. The $0.06 per share difference between the company's first quarter 2013 FFO of $0.40 per share and the midpoint of the second quarter guidance range is primarily due to:

•	A positive impact of $0.03 from higher operating income excluding depreciation.

•	A positive impact of $0.03 from lower interest expense due to first quarter one-time charge of $0.02 per share from the payoff of the ACC5 loan and a lower interest rate on the new ACC3 loan.

The company is raising and tightening its 2013 FFO guidance range to $1.82 to $1.92 per share from $1.76 to $1.90 per share. This increased the midpoint by $0.04 per share, and the 2013 updated lower end of the guidance range still assumes no additional leases being executed this year.
First Quarter 2013 Conference Call and Webcast Information
The company will host a conference call to discuss these results today, Tuesday, May 7, 2013 at 1:00 p.m. ET. To access the live call, please visit the Investor Relations section of the company's website at www.dft.com or dial 1-800-860-2442 (domestic) or 1-412-858-4600 (international). A replay will be available for seven days by dialing 1-877-344-7529 (domestic) or 1-412-317-0088 (international) using passcode 10027455. The webcast will be archived on the company's website for one year at www.dft.com on the Presentations & Webcasts page.

About DuPont Fabros Technology, Inc.
DuPont Fabros Technology, Inc. (NYSE: DFT) is a leading owner, developer, operator and manager of enterprise-class, carrier neutral, multi-tenant wholesale data centers. The Company's facilities are designed to offer highly specialized, efficient and safe computing environments in a low-cost operating model. The Company's customers outsource their mission critical applications and include national and international enterprises across numerous industries, such as technology, Internet content providers, media, communications, cloud-based, healthcare and financial services.  The Company's ten data centers are located in four major U.S. markets, which total 2.5 million gross square feet and 218 megawatts of available critical load to power the servers and computing equipment of its customers. DuPont Fabros Technology, Inc., a real estate investment trust (REIT) is headquartered in Washington, DC.  For more information, please visit www.dft.com.

Forward-Looking Statements
Certain statements contained in this press release may be deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters described in these forward-looking statements include expectations regarding future events, results and trends and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the company's control. The company faces many risks that could cause its actual performance to differ materially from the results contemplated by its forward-looking statements, including, without limitation, the risk that its assumptions underlying its full year and second quarter 2013 FFO guidance are not realized, the risks related to the leasing of available space to third-party tenants, including delays in executing new leases and failure to negotiate leases on terms that will enable it to achieve its expected returns, risks related to the collection of accounts and notes receivable, the risk that the company may be unable to obtain new financing on favorable terms to facilitate, among other things, future development projects, the risks commonly associated with construction and development of new facilities (including delays and/or cost increases associated with the completion of new developments), risks relating to obtaining required permits and compliance with permitting, zoning, land-use and environmental requirements, the risk that the company will not declare and pay dividends as anticipated for 2013 and the risk that the company may not be able to maintain its qualification as a REIT for federal tax purposes. The periodic reports that the company files with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2012, contain detailed descriptions of these and many other risks to which the company is subject. These reports are available on our website at www.dft.com. Because of the risks described above and other unknown risks, the company's actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by its forward-looking statements. The information set forth in this news release represents management's expectations and intentions only as of the date of this press release. The company assumes no responsibility to issue updates to the contents of this press release.

DUPONT FABROS TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands except share and per share data)

	Three months ended March 31,
	2013	2012
Revenues:
Base rent	$60,483	$53,170
Recoveries from tenants	26,339	24,086
Other revenues	937	1,126
Total revenues	87,759	78,382
Expenses:
Property operating costs	23,512	22,363
Real estate taxes and insurance	3,641	2,171
Depreciation and amortization	23,039	21,870
General and administrative	4,550	5,236
Other expenses	772	668
Total expenses	55,514	52,308
Operating income	32,245	26,074
Interest income	37	34
Interest:
Expense incurred	(12,937)	(11,863)
Amortization of deferred financing costs	(2,618)	(887)
Net income	16,727	13,358
Net income attributable to redeemable noncontrolling interests – operating partnership	(1,973)	(1,570)
Net income attributable to controlling interests	14,754	11,788
Preferred stock dividends	(6,811)	(6,619)
Net income attributable to common shares	$7,943	$5,169
Earnings per share – basic:
Net income attributable to common shares	$0.12	$0.08
Weighted average common shares outstanding	65,089,972	62,568,547
Earnings per share – diluted:
Net income attributable to common shares	$0.12	$0.08
Weighted average common shares outstanding	65,928,717	63,548,098
Dividends declared per common share	$0.20	$0.12

DUPONT FABROS TECHNOLOGY, INC.
RECONCILIATIONS OF NET INCOME TO FFO AND AFFO (1)
(unaudited and in thousands except share and per share data)

	Three months ended March 31,
	2013	2012
Net income	$16,727	$13,358
Depreciation and amortization	23,039	21,870
Less: Non real estate depreciation and amortization	(242)	(274)
FFO	39,524	34,954
Preferred stock dividends	(6,811)	(6,619)
FFO attributable to common shares and OP units	$32,713	$28,335
Straight-line revenues, net of reserve	(4,607)	(5,023)
Amortization of lease contracts above and below market value	(598)	(979)
Compensation paid with Company common shares	1,903	2,034
Non real estate depreciation and amortization	242	274
Amortization of deferred financing costs	918	887
Write-off of deferred financing costs	1,700	—
Improvements to real estate	(809)	(179)
Capitalized leasing commissions	(112)	(162)
AFFO	$31,350	$25,187
FFO attributable to common shares and OP units per share - diluted	$0.40	$0.34
AFFO per share - diluted	$0.38	$0.31
Weighted average common shares and OP units outstanding - diluted	82,096,356	82,553,495

(1) Funds from operations, or FFO, is used by industry analysts and investors as a supplemental operating performance measure for REITs. The Company calculates FFO in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. FFO, as defined by NAREIT, represents net income determined in accordance with GAAP, excluding extraordinary items as defined under GAAP, impairment charges on depreciable real estate assets and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company also presents FFO attributable to common shares and OP units, which is FFO excluding preferred stock dividends. FFO attributable to common shares and OP units per share is calculated on a basis consistent with net income attributable to common shares and OP units and reflects adjustments to net income for preferred stock dividends.
The Company uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared period over period, captures trends in occupancy rates, rental rates and operating expenses. The Company also believes that, as a widely recognized measure of the performance of equity REITs, FFO may be used by investors as a basis to compare the Company's operating performance with that of other REITs. However, because FFO excludes real estate related depreciation and amortization and captures neither the changes in the value of the Company's properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company's properties, all of which have real economic effects and could materially impact the Company's results from operations, the utility of FFO as a measure of the Company's performance is limited.
While FFO is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by such other REITs may not be comparable to the Company's FFO. Therefore, the Company believes that in order to facilitate a clear understanding of its historical operating results, FFO should be examined in conjunction with net income as presented in the consolidated statements of operations. FFO should not be considered as an alternative to net income or to cash flow from operating activities (each as computed in accordance with GAAP) or as an indicator of the Company's liquidity, nor is it indicative of funds available to meet the Company's cash needs, including its ability to pay dividends or make distributions.
The Company also presents FFO with supplemental adjustments to arrive at Adjusted FFO (“AFFO”). AFFO is FFO attributable to common shares and OP units excluding straight-line revenue, compensation paid with Company common shares, gain or loss on derivative instruments, acquisition of service agreements, below market lease amortization net of above market lease amortization early extinguishment of debt costs, non real estate depreciation and amortization, amortization of deferred financing costs, improvements to real estate and capitalized leasing commissions. AFFO does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow provided by operations as a measure of liquidity and is not necessarily indicative of funds available to fund the Company's cash needs including the Company's ability to pay dividends. In addition, AFFO may not be comparable to similarly titled measurements employed by other companies. The Company's management uses AFFO in management reports to provide a measure of REIT operating performance that can be compared to other companies using AFFO.

DUPONT FABROS TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands except share data)

	March 31, 2013	December 31, 2012
	(unaudited)
ASSETS
Income producing property:
Land	$75,956	$73,197
Buildings and improvements	2,412,485	2,315,499
	2,488,441	2,388,696
Less: accumulated depreciation	(347,482)	(325,740)
Net income producing property	2,140,959	2,062,956
Construction in progress and land held for development	123,175	218,934
Net real estate	2,264,134	2,281,890
Cash and cash equivalents	17,670	23,578
Rents and other receivables, net	11,949	3,840
Deferred rent, net	147,724	144,829
Lease contracts above market value, net	9,980	10,255
Deferred costs, net	33,934	35,670
Prepaid expenses and other assets	39,528	30,797
Total assets	$2,524,919	$2,530,859
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Line of credit	$60,000	$18,000
Mortgage notes payable	115,000	139,600
Unsecured notes payable	550,000	550,000
Accounts payable and accrued liabilities	29,761	22,280
Construction costs payable	2,609	6,334
Accrued interest payable	14,047	2,601
Dividend and distribution payable	21,868	22,177
Lease contracts below market value, net	13,149	14,022
Prepaid rents and other liabilities	41,289	35,524
Total liabilities	847,723	810,538
Redeemable noncontrolling interests – operating partnership	386,786	453,889
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $.001 par value, 50,000,000 shares authorized:
Series A cumulative redeemable perpetual preferred stock, 7,400,000 issued and outstanding at March 31, 2013 and December 31, 2012	185,000	185,000
Series B cumulative redeemable perpetual preferred stock, 6,650,000 issued and outstanding at March 31, 2013 and December 31, 2012	166,250	166,250
Common stock, $.001 par value, 250,000,000 shares authorized, 64,645,117 shares issued and outstanding at March 31, 2013 and 63,340,929 shares issued and outstanding at December 31, 2012	65	63
Additional paid in capital	939,095	915,119
Retained earnings	—	—
Total stockholders’ equity	1,290,410	1,266,432
Total liabilities and stockholders’ equity	$2,524,919	$2,530,859

DUPONT FABROS TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Three months ended March 31,
	2013	2012
Cash flow from operating activities
Net income	$16,727	$13,358
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	23,039	21,870
Straight line rent, net of reserve	(4,607)	(5,023)
Amortization of deferred financing costs	918	887
Write-off of deferred financing costs	1,700	—
Amortization of lease contracts above and below market value	(598)	(979)
Compensation paid with Company common shares	1,903	2,034
Changes in operating assets and liabilities
Rents and other receivables	(6,360)	(3,129)
Deferred costs	(119)	(175)
Prepaid expenses and other assets	(7,173)	(3,329)
Accounts payable and accrued liabilities	6,299	727
Accrued interest payable	11,446	11,658
Prepaid rents and other liabilities	4,637	2,294
Net cash provided by operating activities	47,812	40,193
Cash flow from investing activities
Investments in real estate – development	(7,340)	(22,410)
Interest capitalized for real estate under development	(210)	(1,155)
Improvements to real estate	(809)	(179)
Additions to non-real estate property	(18)	(54)
Net cash used in investing activities	(8,377)	(23,798)
Cash flow from financing activities
Issuance of preferred stock, net of offering costs	—	62,696
Line of credit:
Proceeds	62,000	15,000
Repayments	(20,000)	(35,000)
Mortgage notes payable:
Proceeds	115,000	—
Lump sum payoffs	(138,300)	—
Repayments	(1,300)	(1,300)
Exercises of stock options	—	429
Payments of financing costs	(1,715)	(2,015)
Common stock repurchases	(37,792)	—
Dividends and distributions:
Common shares	(12,668)	(7,550)
Preferred shares	(6,811)	(5,572)
Redeemable noncontrolling interests – operating partnership	(3,757)	(2,287)
Net cash (used in) provided by financing activities	(45,343)	24,401
Net increase (decrease) in cash and cash equivalents	(5,908)	40,796
Cash and cash equivalents, beginning	23,578	14,402
Cash and cash equivalents, ending	$17,670	$55,198
Supplemental information:
Cash paid for interest	$1,700	$1,361
Deferred financing costs capitalized for real estate under development	$15	$76
Construction costs payable capitalized for real estate under development	$2,609	$7,299
Redemption of operating partnership units	$68,900	$2,400
Adjustments to redeemable noncontrolling interests - operating partnership	$3,011	$5,107

DUPONT FABROS TECHNOLOGY, INC.
Operating Properties
As of March 31, 2013

Property	Property Location	Year Built/ Renovated	Gross Building Area (2)	Raised Square Feet (2)	Critical Load MW (3)	% Leased(4)	% Commenced (5)
Stabilized (1)
ACC2	Ashburn, VA	2001/2005	87,000	53,000	10.4	100%	100%
ACC3	Ashburn, VA	2001/2006	147,000	80,000	13.9	100%	100%
ACC4	Ashburn, VA	2007	347,000	172,000	36.4	100%	100%
ACC5	Ashburn, VA	2009-2010	360,000	176,000	36.4	98%	98%
ACC6 Phase I	Ashburn, VA	2011	131,000	65,000	13.0	100%	100%
CH1 Phase I	Elk Grove Village, IL	2008	285,000	122,000	18.2	100%	100%
CH1 Phase II (6)	Elk Grove Village, IL	2012	200,000	109,000	18.2	93%	86%
NJ1 Phase I	Piscataway, NJ	2010	180,000	88,000	18.2	39%	39%
VA3	Reston, VA	2003	256,000	147,000	13.0	51%	51%
VA4	Bristow, VA	2005	230,000	90,000	9.6	100%	100%
Subtotal – stabilized			2,223,000	1,102,000	187.3	90%	89%
Completed not Stabilized
ACC6 Phase II	Ashburn, VA	2013	131,000	65,000	13.0	100%	67%
SC1 Phase I (7)	Santa Clara, CA	2011	180,000	88,000	18.2	88%	69%
Subtotal – non-stabilized			311,000	153,000	31.2	93%	68%
Total Operating Properties			2,534,000	1,255,000	218.5	90%	86%

(1)	Stabilized operating properties are either 85% or more leased and commenced or have been in service for 24 months or greater.

(2)
Gross building area is the entire building area, including raised square footage (the portion of gross building area where the tenants’ computer servers are located), tenant common areas, areas controlled by the Company (such as the mechanical, telecommunications and utility rooms) and, in some facilities, individual office and storage space leased on an as available basis to the tenants.

(3)
Critical load (also referred to as IT load or load used by tenants’ servers or related equipment) is the power available for exclusive use by tenants expressed in terms of megawatt, or MW, or kilowatt, or kW (1 MW is equal to 1,000 kW).

(4)
Percentage leased is expressed as a percentage of critical load that is subject to an executed lease totaling 196.9 MW. Leases executed as of March 31, 2013 represent $245 million of base rent on a GAAP basis and cash basis over the next twelve months.

(5)	Percentage commenced is expressed as a percentage of critical load where the lease has commenced under generally accepted accounting principles.

(6)	As of May 6, 2013 CH1 Phase II is 100% leased and commenced.

(7)	As of May 6, 2013, SC1 Phase I is 81% commenced.

DUPONT FABROS TECHNOLOGY, INC.
Lease Expirations
As of March 31, 2013

Year of Lease Expiration	Number of Leases Expiring (1)	Raised Square Feet Expiring (in thousands) (2)	% of Leased Raised Square Feet	Total kW of Expiring Commenced Leases (2)	% of Leased kW	% of Annualized Base Rent (3)
2013 (4)	2	8	0.8%	1,567	0.8%	1.0%
2014	6	35	3.3%	6,287	3.3%	3.8%
2015	4	70	6.6%	13,812	7.4%	6.9%
2016	4	32	3.0%	4,686	2.5%	2.5%
2017	11	80	7.6%	14,206	7.6%	7.1%
2018	13	141	13.3%	28,411	15.1%	15.0%
2019	11	168	15.9%	31,035	16.5%	15.4%
2020	9	96	9.1%	15,196	8.1%	8.5%
2021	7	131	12.4%	24,269	12.9%	13.6%
2022	6	75	7.1%	12,812	6.8%	7.5%
After 2022	15	222	20.9%	35,567	19.0%	18.7%
Total	88	1,058	100%	187,848	100%	100%

(1)	Represents 33 tenants with 88 lease expiration dates. Top four tenants represent 60% of annualized base rent.

(2)	Raised square footage is that portion of gross building area where the tenants locate their computer servers. One MW is equal to 1,000 kW.

(3)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) multiplied by 12 for commenced leases totaling 187.8 MW as of March 31, 2013.

(4)
One lease has a rolling option to terminate on six months' notice and has a scheduled maturity on September 30, 2013 with no notice received as of today. The second lease will expire on December 31, 2013, representing 2,800 raised square feet, 430 kW of critical load and 0.2% of annualized base rent as notice was provided. This space has been re-leased with the new lease expected to commence on January 1, 2014 and expire in 2019.

DUPONT FABROS TECHNOLOGY, INC.
Development Projects
As of March 31, 2013
($ in thousands)

Property	Property Location	Gross Building Area (1)	Raised Square Feet (2)	Critical Load MW (3)	Construction in Progress & Land Held for Development (4)
Future Development Projects/Phases
SC1 Phase II	Santa Clara, CA	180,000	88,000	18.2	61,672
NJ1 Phase II	Piscataway, NJ	180,000	88,000	18.2	39,212
		360,000	176,000	36.4	100,884
Land Held for Development
ACC7 Phases I to IV (5)	Ashburn, VA	405,000	237,000	41.6	12,836
ACC8	Ashburn, VA	100,000	50,000	10.4	3,658
SC2 Phase I/II	Santa Clara, CA	200,000	125,000	26.0	5,797
		705,000	412,000	78.0	22,291
Total		1,065,000	588,000	114.4	$123,175

(1)
Gross building area is the entire building area, including raised square footage (the portion of gross building area where the tenants’ computer servers are located), tenant common areas, areas controlled by the Company (such as the mechanical, telecommunications and utility rooms) and, in some facilities, individual office and storage space leased on an as available basis to the tenants.

(2)	Raised square footage is that portion of gross building area where the tenants locate their computer servers.

(3)
Critical load (also referred to as IT load or load used by tenants’ servers or related equipment) is the power available for exclusive use by tenants expressed in terms of MW or kW (1 MW is equal to 1,000 kW).

(4)	Amount capitalized as of March 31, 2013. Future Phase II development projects include only land, shell, underground work and capitalized interest through Phase I opening.

(5)	In May 2013, the Company commenced development of Phase I of ACC7 totaling 11.89 MW of critical load.

DUPONT FABROS TECHNOLOGY, INC.
Debt Summary as of March 31, 2013
($ in thousands)

	March 31, 2013
	Amounts	% of Total	Rates	Maturities (years)
Secured	$115,000	16%	2.1%	5.0
Unsecured	610,000	84%	7.9%	3.9
Total	$725,000	100%	6.9%	4.1
Fixed Rate Debt:
Unsecured Notes	$550,000	76%	8.5%	4.0
Fixed Rate Debt	550,000	76%	8.5%	4.0
Floating Rate Debt:
Unsecured Credit Facility	60,000	8%	2.1%	3.0
ACC3 Term Loan	115,000	16%	2.1%	5.0
Floating Rate Debt	175,000	24%	2.1%	4.3
Total	$725,000	100%	6.9%	4.1

Note:	The Company capitalized interest and deferred financing cost amortization of $0.2 million during the three months ended March 31, 2013.

Debt Maturity as of March 31, 2013
($ in thousands)

Year	Fixed Rate		Floating Rate		Total	% of Total	Rates
2013	$—		$—		$—	—%	—%
2014	—		—		—	—%	—%
2015	125,000	(1)	—		125,000	17.2%	8.5%
2016	125,000	(1)	63,750	(2)(3)	188,750	26.0%	6.3%
2017	300,000	(1)	8,750	(3)	308,750	42.7%	8.3%
2018	—		102,500	(3)	102,500	14.1%	2.1%
Total	$550,000		$175,000		$725,000	100%	6.9%

(1)	The Unsecured Notes have mandatory amortization payments due December 15 of each respective year.

(2)	The Unsecured Credit Facility matures on March 21, 2016 with a one-year extension option.

(3)
The ACC3 Term Loan matures on March 27, 2018 with no extension option. Quarterly principal payments of $1.25 million begin on April 1, 2016, increase to $2.5 million on April 1, 2017 and continue through maturity.

DUPONT FABROS TECHNOLOGY, INC.
Selected Unsecured Debt Metrics

	3/31/13	12/31/12
Interest Coverage Ratio (not less than 2.0)	4.2	4.0

Total Debt to Gross Asset Value (not to exceed 60%)	25.3%	24.9%

Secured Debt to Total Assets (not to exceed 40%)	4.0%	4.9%

Total Unsecured Assets to Unsecured Debt (not less than 150%)	440.0%	334.3%

These selected metrics relate to DuPont Fabros Technology, LP's outstanding unsecured debt. DuPont Fabros Technology, Inc. is the general partner of DuPont Fabros Technology, LP.

Capital Structure as of March 31, 2013
(in thousands except per share data)

Line of credit				$60,000
Mortgage Notes Payable				115,000
Unsecured Notes				550,000
Total Debt				725,000	23.9%
Common Shares	80%	64,645
Operating Partnership (“OP”) Units	20%	15,937
Total Shares and Units	100%	80,582
Common Share Price at March 31, 2013		$24.27
Common Share and OP Unit Capitalization			$1,955,725
Preferred Stock ($25 per share liquidation preference)			351,250
Total Equity				2,306,975	76.1%
Total Market Capitalization				$3,031,975	100.0%

DUPONT FABROS TECHNOLOGY, INC.
Common Share and OP Unit
Weighted Average Amounts Outstanding

	Q1 2013	Q1 2012
Weighted Average Amounts Outstanding for EPS Purposes:

Common Shares - basic	65,089,972	62,568,547
Shares issued from assumed conversion of:
- Restricted Shares	99,720	206,609
- Stock Options	739,025	772,942
- Performance Units	—	—
Total Common Shares - diluted	65,928,717	63,548,098

Weighted Average Amounts Outstanding for FFO and AFFO Purposes:

Common Shares - basic	65,089,972	62,568,547
OP Units - basic	16,167,639	19,005,397
Total Common Shares and OP Units	81,257,611	81,573,944
Shares and OP Units issued from
assumed conversion of:
- Restricted Shares	99,720	206,609
- Stock Options	739,025	772,942
- Performance Units	—	—
Total Common Shares and Units - diluted	82,096,356	82,553,495

Period Ending Amounts Outstanding:
Common Shares	64,645,117
OP Units	15,936,806
Total Common Shares and Units	80,581,923

DUPONT FABROS TECHNOLOGY, INC.
2013 Guidance
The earnings guidance/projections provided below are based on current expectations and are forward-looking.

	Expected Q2 2013 per share	Expected 2013 per share
Net income per common share and unit - diluted	$0.16 to $0.18	$0.66 to $0.76
Depreciation and amortization, net	0.29	1.16

FFO per share - diluted (1)	$0.45 to $0.47	$1.82 to $1.92

2013 Debt Assumptions

Weighted average debt outstanding	$740.0 million
Weighted average interest rate	7.00%

Total interest costs	$51.8 million
Amortization of deferred financing costs (2)	3.2 million
Interest expense capitalized (3)	(1.7) million
Deferred financing costs amortization capitalized (3)	(0.1) million
Total interest expense after capitalization	$53.2 million

2013 Other Guidance Assumptions

Total revenues	$365 to $380 million
Base rent (included in total revenues)	$245 to $255 million
Straight-line revenues (included in base rent)	$7 to $12 million
General and administrative expense	$18 million
Investments in real estate - development (3)	$65 million
Improvements to real estate excluding development	$6 million
Preferred stock dividends	$27 million
Annualized common stock dividend	$1.00 per share
Weighted average common shares and OP units - diluted	81 million
Common share repurchase	$38 million
Acquisition of income producing properties	No amounts budgeted

(1)	For information regarding FFO, see “Reconciliations of Net Income to FFO and AFFO” on page 6 of this earnings release.

(2)	Excludes $1.7 million write-off of deferred financing costs related to the payoff of a secured loan.

(3)	Represents development of ACC7.